Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

This SECOND AMENDMENT TO LOAN AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2022 by and among GRAHAM CORPORATION, a Delaware corporation (the “Borrower”), GHM ACQUISITION CORP., a Delaware corporation (“GHM”), GRAHAM ACQUISITION I, LLC, a Delaware limited liability company (“Acquisition”), BARBER-NICHOLS, LLC, a Colorado limited liability company (“BNI” and, collectively with GHM and Acquisition, the “Guarantors” and each a “Guarantor”; the Guarantors, together with the Borrower, the “Obligors” and each an “Obligor”), and BANK OF AMERICA, N.A. (the “Bank”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below).

RECITALS

A. The Bank has extended credit to the Borrower pursuant to that certain Loan Agreement, dated as of June 1, 2021 (as amended by that certain Amendment to Loan Agreement and Waiver dated as of February 4, 2022 and as further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Bank and the Borrower.

B. Each Guarantor has unconditionally guaranteed any and all of the Borrower’s obligations to the Bank pursuant to that certain Continuing and Unconditional Guaranty, dated as of June 1, 2021 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), executed by each Guarantor in favor of the Bank.

C. The Obligors have requested that the Bank agree to make certain amendments to the Loan Agreement.

D. The Bank has agreed to do so, subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Estoppel, Acknowledgement and Reaffirmation. Each Obligor hereby acknowledges and agrees that, as of March 30, 2022: (a) the outstanding principal balance of the Line of Credit was not less than $0.00; (b) the aggregate face amount of the issued and outstanding Letters of Credit was not less than $3,746,183.13; (c) the outstanding principal balance of the Facility No. 2 Commitment was not less than $18,500,000.00, each of which amounts constitutes a valid and subsisting obligation of each Obligor to the Bank that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each Obligor acknowledges its obligations under the Loan Documents to which it is party, reaffirms that each of the liens and security interests created and granted in or pursuant to such Loan Documents is valid and subsisting and agrees that this Agreement shall in no manner impair or otherwise adversely affect such obligations, liens or security interests.

2. Additional Reporting.

(a) In addition to, and not in lieu of, the reporting provided for under the Loan Documents, promptly upon the Bank’s request, each Obligor shall, and shall cause each Related Party to, deliver to the Bank such reporting items and other information as the Bank has requested and may request from time to time.

(b) The Borrower shall cause appropriate representatives of the Borrower’s management team to participate in telephonic status update conferences with the Bank, to be held every two weeks at a date and time mutually agreeable to the Borrower and Bank.

3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) The following defined terms are hereby added to Section 1 of the Loan Agreement in the appropriate alphabetical order:

“Compliance Date” means the date on which (i) the Bank has received all financial information required under Section 8.2 of this Agreement, including without limitation, a compliance certificate, with respect to the fiscal year ending on March 31, 2023 and such financial information confirms to the satisfaction of the Bank, in the good faith exercise of its business judgment, that no default exists under any Loan Document at such time and (ii) no other default exists under any Loan Document at such time.

“Liquidity” means, as of any date of determination, an amount equal to the sum of (a) the amount that is available to be borrowed under the Line of Credit plus (b) the aggregate amount of cash on hand of the domestic Obligors, on a consolidated basis, that is not subject to any security interest, lien or any restriction on use, in each case, as of such date.

(b) Section 2.1(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c) The Borrower agrees not to permit the principal balance outstanding under the Line of Credit to exceed the Facility No. 1 Commitment. Until the occurrence of the Compliance Date, the Borrower agrees not to permit the principal balance outstanding under the Line of Credit to exceed $15,000,000. If the Borrower exceeds either limitation set forth in this Section 2.1(c), the Borrower will immediately pay the excess to the Bank.

(c) Section 8.2 of the Loan Agreement is hereby amended by adding the following new clauses (i) and (j) to such section:

(i) Within two (2) business days after the end of each calendar week, the Borrower shall deliver a certificate setting forth the amount of Liquidity as of the last business day of the prior week. Concurrently with any request for a borrowing under the Line of Credit, the Borrower shall deliver a certificate setting forth the amount of Liquidity as of the preceding business day.

(j) Concurrently with the delivery of the audited financial statements required under Section 8.2(a) of this Agreement, the Borrower shall execute and deliver a perfection certificate, in a form provided by the Bank, for the purpose of facilitating the Bank’s perfection of its security interests and liens created under the Loan Documents.

(d) Section 8.3 of the Loan Agreement is hereby amended by adding the following sentence to the end of such section:

The Borrower shall not be required to comply with the financial covenant set forth in this Section 8.3 for the reporting periods ending March 31, 2022; June 30, 2022 and September 30, 2022.

(e) Section 8.4 of the Loan Agreement is hereby amended by adding the following sentence to the end of such section:

The Borrower shall not be required to comply with the financial covenant set forth in this Section 8.4 for the reporting periods ending March 31, 2022; June 30, 2022 and September 30, 2022.

(f) The definitions of “EBITDA” in Section 8.3 and Section 8.4 are each hereby amended and restated in their entirety to read as follows:

“EBITDA” means net income, less income or plus loss from discontinued operations (including unusual and infrequent items, agreed to at the sole discretion of the Bank), plus income taxes, plus interest expenses, plus depreciation, depletion and amortization, plus fees paid to the Bank in connection with amendments and waivers between the Borrower and the Bank, plus amounts paid to the Bank in respect of reimbursement of the Bank for the reasonable and documented out-of-pocket fees and expenses of the Bank’s counsel, the Bank’s financial advisor, the Valuation Firm and the Exam Firm (each as defined below).

(g) Section 8.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

8.5 Dividends and Distributions.

Not to declare or pay any dividends (except dividends paid in capital stock), redemptions of stock or membership interests, distributions and withdrawals (as applicable) to its owners (a) prior to the occurrence of the Compliance Date or (b) while any default exists under Section 10 of this Agreement or would result from such dividend or payment.

(h) Section 8.6 of the Loan Agreement is hereby amended by adding the following sentence to the end of such section:

On or before September 1, 2022 and at all times thereafter, the Borrower shall cause each of the Obligors’ deposit accounts to be either (i) subject to a deposit account control agreement reasonably acceptable to the Bank or (ii) maintained with the Bank.

(i) The definition of “Margined Assets” in Section 8.24 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Margined Assets” means the sum of (a) 80% of accounts receivable, net of bad debt reserve, as shown on the most recent balance sheet of the Borrower prepared in accordance with GAAP as delivered to Bank plus (b) the lesser of (i) 50% of inventory or (ii) 50% of raw materials and finished goods, as shown on such balance sheet, but in no event greater than the amount determined under clause (a) plus (c) 50% of net machinery and equipment.

(j) The Loan Agreement is hereby amended by adding the following new Section 8.25, Section 8.26, Section 8.27, Section 8.28 and Section 8.29 thereto:

8.25 Maximum Net Loss.

To maintain net income of not less than negative $10,000,000 for the twelve-month period ending March 31, 2022.

8.26 Minimum EBITDA.

To maintain EBITDA (as defined in Section 8.3 of this Agreement) of at least (x) $2,000,000 for the twelve-month period ending June 30, 2022 and (y) $2,250,000 for the twelve-month period ending September 30, 2022.

8.27 Minimum Liquidity.

To maintain Liquidity of at least (i) $10,000,000 prior to the occurrence of the Compliance Date and (ii) $20,000,000 from and after the occurrence of the Compliance Date, in each case, measured as of the last business day of each calendar week.

8.28 Enterprise Valuation.

To cooperate with one or more third parties engaged by the Bank for the purpose of conducting an enterprise valuation of the Obligors (the “Valuation Firm”). The Obligors shall reimburse the Bank promptly upon demand for all reasonable and documented out-of-pocket fees and expenses incurred in connection with the engagement of the Valuation Firm; provided that, so long as no default shall have occurred and be continuing, the Obligors shall not be required to reimburse the Bank for more than one enterprise valuation per fiscal year.

8.29 Field Exam.

To cooperate with one or more third parties engaged by the Bank for the purpose of conducting a field exam (the “Exam Firm”). The Obligors shall reimburse the Bank promptly upon demand for all reasonable and documented out-of-pocket fees and expenses incurred in connection with the engagement of the Exam Firm; provided that, so long as no default shall have occurred and be continuing, the Obligors shall not be required to reimburse the Bank for more than one field exam per fiscal year.

4. Compliance Certificates. In each instance where the words “compliance certificate” appear in the Loan Agreement, including without limitation Section 8.2(e) of the Loan Agreement, such words shall be deemed to mean a compliance certificate in the form attached hereto as Exhibit A, and all compliance certificates provided to the Bank pursuant to the Loan Documents shall be provided in such form.

5. Post-Closing Covenants.

(a) On or before the thirtieth (30th) calendar day following the Effective Date, the Obligors shall deliver to the Bank, in form and substance satisfactory to the Bank, evidence of the termination of those certain United States Patent and Trademark Office lien filings filed against the Borrower and recorded December 3, 2015 at Reel 5681, Frame 0100.

(b) On or before the thirtieth (30th) calendar day following the Effective Date, the Obligors shall deliver to the Bank, in form and substance satisfactory to the Bank:

(i) a guaranty agreement and a security agreement from Graham India Private Ltd., an Indian corporation, in favor of the Bank guarantying and securing, respectively, all obligations under the Loan Documents; and

(ii) a guaranty agreement and a security agreement from Graham Vacuum and Heat Transfer Technology (Suzhou) Co., Ltd., a Chinese corporation, in favor of the Bank guarantying and securing, respectively, all obligations under the Loan Documents.

(c) On or before the ninetieth (90th) calendar day following the Effective Date, the Borrower shall execute and deliver a perfection certificate, in a form provided by the Bank, for the purpose of facilitating the Bank’s perfection of its security interests and liens created under the Loan Documents.

6. Bank Financial Advisor. The Obligors shall continue to cooperate with the Bank’s financial advisor, Ankura Consulting Group, LLC (the “Bank Financial Advisor”). Such cooperation shall include providing the Bank Financial Advisor with reasonable access to the Obligors’ financial records and representatives of the Obligors. The Obligors shall reimburse the Bank promptly upon demand for all reasonable and documented out-of-pocket fees and expenses incurred in connection with the engagement of the Bank Financial Advisor.

7. Payment of Fees and Expenses. Without in any way limiting the obligations of the Obligors under the Loan Documents, upon demand therefor, the Obligors shall promptly pay all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Bank (including, without limitation, the reasonable and documented fees and out-of-pocket costs and expenses of the Bank’s counsel and the Bank Financial Advisor) in connection with this Agreement, the Loan Agreement and the other Loan Documents and the various transactions contemplated hereby and thereby.

8. Effectiveness; Conditions Precedent. This Agreement shall become effective as of the date hereof (the “Effective Date”) when, and only when, each of the following conditions shall have been satisfied or waived, in the sole discretion of the Bank:

(a) the Bank shall have received counterparts of this Agreement duly executed by each Obligor and the Bank;

(b) the Bank shall have received the Borrower’s three-year business plan and budget, as approved by the Borrower’s Board of Directors, including quarterly income statements, balance sheets and statements of cash flows;

(c) the Bank shall have received payment of all fees due and payable in connection with the effectiveness of this Agreement;

(d) the Bank shall have received reimbursement from the Obligors for all fees and expenses of the Bank incurred in connection with this Agreement and the other Loan Documents through the Effective Date, including without limitation the reasonable fees and expenses of the Bank’s counsel and financial advisor; and

(e) the Bank shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of authorized officers of each Obligor as the Bank may require evidencing the identity, authority and capacity of each authorized officer thereof authorized to act as an authorized officer in connection with this Agreement and the other Loan Documents.

9. Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Agreement shall constitute an immediate event of default under the Loan Agreement, and this Agreement shall constitute a Loan Document.

10. Representations and Warranties. Each Obligor represents and warrants to the Bank as follows:

(a) After giving effect to this Agreement, no default or event of default exists under the Loan Agreement or the other Loan Documents.

(b) After giving effect to this Agreement, the representations and warranties of the Obligors contained in the Loan Documents are true, accurate and complete on and as of the Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date.

(c) Each Obligor has the full power and authority to enter, execute and deliver this Agreement and perform its obligations hereunder, under the Loan Agreement, and under each of the other Loan Documents. The execution, delivery and performance by each Obligor of this Agreement, and the performance by each Obligor of the Loan Agreement and each other Loan Document to which it is a party, in each case, are within such Person’s powers and have been authorized by all necessary corporate, limited liability or partnership action of such Person.

(d) This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

(f) The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its subsidiaries.

11. No Actions, Claims. As of the date hereof, each Obligor hereby represents, acknowledges and confirms that such Person has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against any member of the Bank Group (as defined below) arising from any action by any member of the Bank Group, or the failure of any member of the Bank Group to act, in any way in connection with this Agreement, the Loan Agreement or the other Loan Documents on or prior to the date hereof.

12. Release. In consideration of the Bank’s agreements set forth herein, each Obligor hereby releases and forever discharges the Bank and each of the Bank’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (hereinafter, all of the above collectively referred to as the “Bank Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through the Effective Date, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Obligor may have or claim to have against any member of the Bank Group.

13. Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Agreement shall constitute an immediate event of default under the Loan Agreement, and this Agreement shall constitute a Loan Document.

14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other Person (other than any member of the Bank Group who is not a party to this Agreement with respect to the provisions of Sections 11 and 12 hereof, which Persons are intended to be third party beneficiaries of this Agreement) shall have or be entitled to assert rights or benefits under this Agreement.

15. Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

16. Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by facsimile, .pdf or other electronic means shall be effective as an original.

17. Governing Law; Venue and Jurisdiction; Waiver of Jury Trial; Waiver of Class Actions. The governing law, venue and jurisdiction, waiver of jury trial and waiver of class actions provisions found in Sections 11.2, 11.3, 11.5 and 11.6 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

18. Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

19. Miscellaneous.

(a) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(b) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(c) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan Agreement to be duly executed as of the date first above written.

BORROWER:	GRAHAM CORPORATION,
a Delaware corporation

By: /s/ Jeffrey Glajch
Name: Jeffrey Glajch
Title: CFO

GUARANTORS:	GHM ACQUISITION CORP.,
a Delaware corporation

By: /s/ Jeffrey Glajch
Name: Jeffrey Glajch
Title: CFO

GRAHAM ACQUISITION I, LLC,
a Delaware limited liability company

By: /s/ Jeffrey Glajch
Name: Jeffrey Glajch
Title: CFO

BARBER-NICHOLS, LLC,
a Colorado limited liability company

By: /s/ Jeffrey Glajch
Name: Jeffrey Glajch
Title: CFO

GRAHAM CORPORATION

SECOND AMENDMENT TO LOAN AGREEMENT

BANK:	BANK OF AMERICA, N.A.

By: /s/ Andrew J. Maidman
Name: Andrew J. Maidman
Title: Senior Vice President

GRAHAM CORPORATION

SECOND AMENDMENT TO LOAN AGREEMENT

Exhibit A

[FORM OF] COMPLIANCE CERTIFICATE

Date:

I,                             , an authorized financial officer of GRAHAM CORPORATION, a Delaware corporation (the “Borrower”), hereby certify that, to the best of my knowledge and belief, in my capacity as an authorized financial officer of the Borrower and not in my individual capacity, with respect to that certain Loan Agreement, dated as of June 1, 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), among the Borrower and Bank of America, N.A. (together with its successors and assigns, the “Bank”):

1. This compliance certificate is delivered for the [fiscal year of the Borrower][fiscal quarter of the Borrower] ended                     , 20         .

[Use following paragraph 2 for fiscal year-end financial statements:]

[2. The year-end audited financial statements required by Section 8.2(a) of the Loan Agreement for the fiscal year of the Borrower ended as of the date set forth in paragraph 1, together with the report and opinion of certified public accountant or firm of independent public accountants required by such section, have been delivered to the Bank.]

[Use following paragraph 2 for fiscal quarter-end financial statements:]

[2. The unaudited quarterly financial statements required by Section 8.2(b) of the Loan Agreement for the fiscal quarter of the Borrower ended as of the date set forth in paragraph 1 have been delivered to the Bank.]

3. The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made, a review of the transactions and financial condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered herewith.

4. A review of the activities of the Borrower and its Subsidiaries during such accounting period has been made under the supervision of the undersigned with a view to determining whether during such accounting period the Borrower and its Subsidiaries performed and observed all their respective obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, during such period, no Default or Event of Default has occurred and is continuing under the Loan Agreement or the other Loan Documents.]

[or:]

[to the knowledge of the undersigned, during such period, the following is a list of each Default or Event of Default that has occurred and is continuing, the nature and status of such Default or Event of Default, and actions that have been taken or are proposed to be taken to cure such Default or Event of Default:]

[Include the following paragraphs for fiscal quarter-end financial statements:]

5. Attached hereto as Schedule 1 is the calculation of the Funded Debt to EBITDA Ratio as of the last day of the fiscal quarter covered by the financial statements delivered herewith. Such calculations are true, correct and complete on and as of the date of this compliance certificate.

6. Attached hereto as Schedule 2 is the calculation of the Basic Fixed Charge Coverage Ratio as of the last day of and for period ending on the last day of the period covered by the financial statements delivered herewith. Such calculations are true, correct and complete on and as of the date of this compliance certificate.

7. Attached hereto as Schedule 3 is the calculation of the Liquidity as of the last day of and for period ending on the last day of the period covered by the financial statements delivered herewith. Such calculations are true, correct and complete on and as of the date of this compliance certificate.

8. Attached hereto as Schedule 4 is the calculation of the EBITDA as of the last day of and for period ending on the last day of the period covered by the financial statements delivered herewith. Such calculations are true, correct and complete on and as of the date of this compliance certificate.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

GRAHAM CORPORATION,
A Delaware corporation

By:
Name:
Title:

GRAHAM CORPORATION

Schedule 1 - Calculation of Consolidated Leverage Ratio

Calculation of Consolidated Funded Indebtedness:

(a) all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term debt; provided that for the avoidance of doubt, shall not include operating lease liabilities or letters of credit that are secured by cash.

	$	[___	]
(a) all issued letters of credit that are not secured by cash	$	[___	]
(c) less the non-current portion of Subordinated Liabilities	$	[___	]

Consolidated Funded Indebtedness (sum of (a) through (c) above):	$	[___	]

Consolidated EBTIDA for the period of the four (4) fiscal quarters most recently ended: (see Schedule 4)	$	[___	]

Consolidated TTM EBITDA (requirement for TTM Q1 and TTM Q2 FY 2023):	$	[___	]

Ratio of Consolidated Funded Indebtedness to Consolidated EBITDA (requirement for TTM Q3 and TTM Q4 FY 2023):		[___]:[___	]

GRAHAM CORPORATION

Schedule 2 - Calculation of Consolidated Fixed Charge Coverage Ratio

Calculation of Consolidated Cash Flow for the most recently completed four (4) fiscal quarters:
Consolidated EBITDA for such period: (see Schedule 4)	$	[___	]
minus (a) maintenance capital expenditures for such period	$	[___	]
Consolidated Cash Flow (sum of Consolidated EBITDA minus (a) above):	$	[___	]

Calculation of Consolidated Fixed Charges for the most recently completed four (4) fiscal quarters:
(a) the sum of interest expense	$	[___	]
(b) current portion of long term debt and the current portion of capitalized leased obligations paid for such period	$	[___	]
(c) cash taxes paid	$	[___	]
(d) and cash dividends paid	$	[___	]
Consolidated Fixed Charges (sum of Consolidated EBITDA minus (a) above):	$	[___	]

Ratio of Consolidated Cash Flow to Consolidated Fixed Charges (requirement for TTM Q3 and TTM Q4 FY 2023):		[___]:[___	]

GRAHAM CORPORATION

Schedule 3 - Calculation of Consolidated Asset Coverage Ratio

Calculation of Margined Assets:
(a) 80% of accounts receivable, net of bad debt reserve, as shown on the most recent balance sheet of the Borrower prepared in accordance with GAAP as delivered to Bank	$	[___	]
(b) the lesser of (a) 50% of Inventory or (b) 50% of Raw Materials and 50% of Finished Goods	$	[___	]
(i) 50% of Inventory	$	[___	]
(i) 50% of Raw Materials and 50% of Finished Goods	$	[___	]
(c) 50% of Net Machinery and Equipment	$	[___	]
Margined Assets (sum of (a), (b) and (c) above):	$	[___	]

Consolidated Outstanding Principal on Line of Credit
(b) sum of (i) the principal balance outstanding under the Line of Credit and (ii) the aggregate undrawn amount of all Letters of Credit as of such date	$	[___	]

Ratio of Consolidated Assect Coverage Ratio:		[___]:[___	]

GRAHAM CORPORATION

Schedule 4 - Consolidated Calculation of EBITDA

	Quarter Ended			Quarter Ended			Quarter Ended			Quarter Ended			Twelve Months Ended
		[___	]		[___	]		[___	]		[___	]		[___	]
Consolidated Net Income for such period	$	[___	]	$	[___	]	$	[___	]	$	[___	]	$	[___	]
Plus:
(a) Consolidated Interest Charges for such period	$	[___	]	$	[___	]	$	[___	]	$	[___	]	$	[___	]
(b) the provision for federal, state, local and foreign income taxes payable for such period	$	[___	]	$	[___	]	$	[___	]	$	[___	]	$	[___	]
(c) depreciation, depletion, and amortization for such period	$	[___	]	$	[___	]	$	[___	]	$	[___	]	$	[___	]
(d) non-cash charges in respect of equity compensation	$	[___	]	$	[___	]	$	[___	]	$	[___	]	$	[___	]

(e) fees paid to the Bank in connection with amendments and waivers, reimbursement of the Bank for the reasonable and documented out-of-pocket fees and expenses of the Bank’s counsel, the Bank Financial Advisor, the Valuation Firm and the Exam Firm

	$	[___	]	$	[___	]	$	[___	]	$	[___	]	$	[___	]
(f) severance charges for such period	$	[___	]	$	[___	]	$	[___	]	$	[___	]	$	[___	]
(g) acquisition related expenses for such period	$	[___	]	$	[___	]	$	[___	]	$	[___	]	$	[___	]
Consolidated EBITDA (sum of (a) through (g)):	$	[___	]	$	[___	]	$	[___	]	$	[___	]	$	[___	]

GRAHAM CORPORATION

Schedule 5 - Calculation of Minimum Liquidity

Calculation of Consolidated Liquidity:
(a) availability under Line of Credit	$	[___	]
(a) aggregate domestic obligors Cash on Hand	$	[___	]
Consolidated Liquidity (sum of (a) and (b) above):	$	[___	]

Reporting Requirements Letter

BANK OF AMERICA, N.A.

March 31, 2022

Graham Corporation

20 Florence Avenue

Batavia, New York 14020

Attention: Jeff Glajch, VP and CFO

Re:	Reporting Requirements

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement, dated as of June 1, 2021 (the “Loan Agreement”), by and among Graham Corporation, a Delaware corporation (the “Borrower” or “you”), and Bank of America, N.A. (the “Bank”). Defined terms used herein and not defined herein shall have the meanings assigned thereto in the Loan Agreement.

This letter (this “Reporting Requirements Letter”) is delivered to you in connection with the Second Amendment to Loan Agreement (the “Second Amendment”) by and among the Borrower, the Guarantors party thereto and the Bank.

In connection with the Second Amendment, you agree with the Bank that you will deliver to the Bank such reporting items and other information as the Bank has requested and may request from time to time, including without limitation the reporting items identified on Exhibit A hereto. The failure to timely deliver any of the reporting items identified on such Exhibit shall constitute an immediate event of default under the Loan Agreement, and this Agreement shall constitute a Loan Document.

This Reporting Requirements Letter shall be governed by and construed in accordance with the laws of the State of New York. This Reporting Requirements Letter may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Reporting Requirements Letter by facsimile or other electronic means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Reporting Requirements Letter.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return this Reporting Requirements Letter to us.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Andrew J. Maidman
Name:	Andrew J. Maidman
Title:	Senior Vice President

GRAHAM CORPORATION

REPORTING REQUIREMENTS LETTER (SECOND AMENDMENT TO LOAN AGREEMENT)

ACCEPTED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

GRAHAM CORPORATION, a Delaware corporation

By:	/s/ Jeffrey Glajch
Name:	Jeffrey Glajch
Title:	CFO

GRAHAM CORPORATION

REPORTING REQUIREMENTS LETTER (SECOND AMENDMENT TO LOAN AGREEMENT)

Exhibit A

Reporting Items

(1) Each week, a thirteen week cash flow projection together with a report comparing actual cash flows for the preceding week against amounts projected for such week, with a narrative explanation of any significant variances.

(2) Within five business days after delivery of each quarterly compliance certificate, updated projections for the next four fiscal quarters on a quarterly basis, including balance sheet, income statement, statement of cash flows, projected financial covenants and consolidating profit and loss statement.

(3) Annually, within two business after approval by the Board of Directors but in no event later than the last business day of March, a one-year business plan and budget, including monthly and quarterly income statements, balance sheets, statements of cash flows and projected financial covenants, such business plan to include information on integration of the Borrower’s business operations with those of Barber-Nichols, LLC.1

(4) Annually, within two business days after approval by the Board of Directors but in no event later than the last business day of March, a three-year business plan and budget, including quarterly income statements, balance sheets, statements of cash flows and projected financial covenants.

(5) Annually, within two business days after approval by the Board of Directors but in no event later than the last business day of October, an interim updated three-year business plan and budget, including (i) actual results for the fiscal year-to-date compared to budget, (ii) for the rest of the current fiscal year and the subsequent fiscal year, monthly and quarterly income statements, balance sheets, statements of cash flows and projected financial covenants and (iii) for the remainder of such period, quarterly income statements, balance sheets, statements of cash flows and projected financial covenants.

(6) Periodic updates on the status of filling the three new supervisor positions in process.

(7) On or before the fifteenth day of each month, a report reconciling progress billing versus actual work completed on major contracts, such report to be certified by the CEO and the CFO; provided that such report for the last month of each fiscal year shall be delivered on or before the forty-fifth day after the end of such month.

(8) On or before the fifteenth day of each month, monthly payroll reporting, including overtime hours paid (weekly in one week arrears) and supporting schedule of third party contractor services; provided that such report for the last month of each fiscal year shall be delivered on or before the forty-fifth day after the end of such month.

(9) On or before the fifteenth day of each month, a monthly backlog report; provided that such report for the last month of each fiscal year shall be delivered on or before the forty-fifth day after the end of such month.

[1]	This report shall be in lieu of the annual operating budget required under Section 8.2(f) of the Loan Agreement.

(10) On or before the fifteenth day of each month, a detailed schedule of advance payments by project, including the following categories: Original Deposit Amount, Remaining Deposit Amount and Inventory Held for Project; provided that such schedule for the last month of each fiscal year shall be delivered on or before the forty-fifth day after the end of such month.

(11) On or before the thirtieth day of each month, monthly financial statements; provided that such financial statements for the last month of each fiscal year shall be delivered on or before the forty-fifth day after the end of such month.

(12) On or before the fifteenth day of each month, a monthly report, signed by the appropriate project managers, the CEO and the CFO, on the progress of major contracts, including (a) the following categories: Customer, Job Number, Selling Price, Material Hours, Material Cost, Labor Hours, Labor Cost and Contribution Margin, Percentage of Completion and Overhead Factor and (b) the original estimated amounts and any changes or revised estimates; provided that such report for the last month of each fiscal year shall be delivered on or before the forty-fifth day after the end of such month.